Exhibit 10.4

Agreement re Operating Subsidiary Dividend

The undersigned investor (“Investor”), in partial consideration for the issuance of Common Stock of China Sxan Biotech, Inc. (“CSBI”) by CSBI to Investor, hereby covenants and agrees as follows:

1.

The undersigned has been advised by CSBI that a Merger Agreement dated May 24, 2007 by and among Advance Technologies, Inc. (“AVTX”), as predecessor to CSBI, and others (the “Merger Agreement”) provided in part that the stock of AVTX’s wholly owned subsidiary, Infrared Systems International (the “Subsidiary will be spun off to the holders of Common Stock of AVTX as a stock dividend (the “Subsidiary Stock Dividend”).

2.

In partial consideration for the issuance of the Common Stock of CSBI to Investor, and in consideration of the mutual covenants and agreements set forth in the Merger Agreement, the Investor hereby waives all right of Investor to the Subsidiary Stock Dividend, and directs CSBI to deliver to the Subsidiary any certificate otherwise deliverable to the Investor by reason of the Subsidiary Stock Dividend, and further agrees that if the Investor receives a certificate representing ownership of stock of the Subsidiary, the Investor shall promptly surrender such certificate to the Subsidiary for cancellation.

3.

This Agreement shall be binding on the Investor and the Investor’s heirs, legal representatives, successors and assigns, including any transferee of the Common Stock of CSBI issued to the Investor; and this Agreement shall inure to the benefit of and shall be enforceable by the Subsidiary and its successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the ____ day of January, 2008.

Investor:

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